Exhibit 99.1

Park Sterling Corporation Announces

Results for Fourth Quarter 2014

Charlotte, NC – January 30, 2015 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the fourth quarter of 2014. Highlights at and for the three and twelve months ended December 31, 2014 include:

Three Month Highlights

●	Net income available to common shareholders of $3.5 million, or $0.08 per share, compared to $2.5 million, or $0.06 per share, in the prior quarter
●

Adjusted net income available to common shareholders, which excludes merger-related expenses and gain or loss on sale of securities, of $3.9 million, or $0.09 per share, compared to $4.0 million, or $0.09 per share, in the prior quarter

●	Organic loan growth, excluding loans held for sale, of $27.3 million, representing 7% annualized growth rate
●	Record mortgage originations of $58.4 million, representing 8% quarterly growth rate
●	Decreased nonperforming loans to 0.56% of total loans from 0.82% in prior quarter
●	Decreased nonperforming assets to 0.89% of total assets from 1.12% in prior quarter
●	Tangible common equity increased to 10.13% of tangible assets from 10.09% at September 30, 2014
●	Declared cash dividend on common shares of $0.03 per share (January 2015), a 50% increase

Twelve Month Highlights

●	Net income available to common shareholders of $12.9 million, or $0.29 per share, compared to $15.0 million, or $0.34 per share, in the prior year
●

Adjusted net income available to common shareholders, which excludes merger-related expenses and gain or loss on sale of securities, of $15.2 million, or $0.34 per share, compared to $16.3 million, or $0.37 per share, in the prior year

●	Record organic loan growth, excluding loans held for sale, of $184.9 million, representing a 14% increase from the prior year
●	Record discretionary assets under management of $405.8 million, representing a 17% increase from the prior year
●	Entered Virginia market through new Richmond office
●	Completed merger with Provident Community Bancshares, Inc. on May 1, 2014
●	Introduced “Answers You Can Bank OnSM” brand campaign

“Park Sterling’s fourth quarter capped an exceptional year for the company,” said James C. Cherry, Chief Executive Officer. “In January, we entered the attractive Virginia market with a de novo commercial banking office in Greater Richmond and subsequently expanded our presence there to include wealth management and mortgage banking capabilities. We expect to open a second office in Richmond this year. In March, we rolled out the third-phase of our retail mobile banking platform by introducing two distinctive capabilities – “Debit On/Off” and “Picture Pay™.” We expect to enhance our mobile and online capabilities for small business and commercial customers this year. In March, we announced our partnership with Provident Community Bancshares, Inc., expanding our presence in the attractive Charlotte and Upstate South Carolina markets. We closed the merger in only 57 days and have since fully-integrated its branches and operations into Park Sterling. In September, we launched our first brand campaign under the tag line “Answers You Can Bank OnSM,” which communicates our commitment to provide customers with unique solutions designed to meet their individual financial needs. Finally, throughout the year, we continued to attract exceptional talent to the Park Sterling team, enhance our product capabilities, enhance our employee training and improve our operating processes to ensure our ability to deliver the Park Sterling brand promise.

Financially, for the three months ended December 31, 2014, we reported strong operating results with adjusted net income available to common shareholders, which excludes merger-related expenses and gain or loss on sale of securities, of $3.9 million, or $0.09 per share. Results include continued organic loan growth, driven by our metro markets, as well as record mortgage banking production and record levels of discretionary assets under management. In addition, the company continues to maintain exceptional balance sheet strength. Nonperforming loans decreased $3.8 million, or 30%, to $8.9 million in the quarter and now represent 0.56% of total loans. Nonperforming assets decreased $5.1 million, or 20%, to $20.9 million and now represent 0.89% of total assets. Finally, capitalization remained strong with tangible common equity to tangible assets of 10.13% and Tier 1 leverage ratio of 10.17% at quarter-end.

For the twelve months ended December 31, 2014, we reported adjusted net income available to common shareholders of $15.2 million, or $0.34 per share, compared to $16.3 million, or $0.37 per share, for the twelve months ended December 31, 2013. The decrease in earnings resulted primarily from expenses related to our organic growth initiatives, which have not yet reached full productivity.

Yesterday, the board declared a quarterly dividend of $0.03 per common share, payable on February 24, 2015 to all shareholders of record as of the close of business on February 10, 2015. This represents a 50% increase in the quarterly dividend payout from our previous $0.02 per share level, and demonstrates the confidence our board of directors has in the financial position of our company. Future dividends will be subject to board approval.

Overall, we are pleased to report these strong financial and strategic results for the fourth quarter and year and believe that Park Sterling is well positioned to continue pursuing our vision of building a full-service regional community bank in the Carolinas, Virginia and North Georgia.”

Financial Results

Income Statement – Three Months Ended December 31, 2014

Park Sterling reported net income available to common shareholders of $3.5 million, or $0.08 per share, for the three months ended December 31, 2014 (“2014Q4”). This compares to net income available to common shareholders of $2.5 million, or $0.06 per share, for the three months ended September 30, 2014 (“2014Q3”) and net income available to common shareholders of $4.0 million, or $0.09 per share, for the three months ended December 31, 2013 (“2013Q4”). The increase in net income available to common shareholders from 2014Q3 included a $1.5 million decrease in merger-related expenses which was partially offset by decreased net interest income. The decrease in net income available to common shareholders from 2013Q4 was driven by the absence of a nontaxable $1.1 million gain in 2013Q4 generated from settling, at a discount, the contingent underwriting fee liability remaining from Park Sterling Bank’s public offering in 2010.

Park Sterling reported adjusted net income available to common shareholders, which excludes merger-related expenses and gain or loss on sale of securities, of $3.9 million, or $0.09 per share, in 2014Q4. This compares to adjusted net income available to common shareholders of $4.0 million, or $0.09 per share, in 2014Q3 and adjusted net income available to common shareholders of $4.3 million, or $0.10 per share, in 2013Q4. Compared to 2014Q3, adjusted net income available to common shareholders reflects higher noninterest expense and lower net interest income. Compared to 2013Q4, adjusted net income available to common shareholders reflects the absence of the aforementioned gain from settling the contingent underwriting fee liability.

Net interest income totaled $20.6 million in 2014Q4, which represented a 1% decrease from $20.7 million in 2014Q3 and a 16% increase from $17.7 million in 2013Q4. Average total earning assets increased $40.2 million, or 2%, in 2014Q4 to $2.11 billion, compared to $2.07 billion in 2014Q3 and increased $384.4 million, or 22%, compared to $1.72 billion in 2013Q4. The linked-quarter growth from 2014Q3 included a $45.6 million, or 3%, increase in average loans (including loans held for sale), driven by organic growth, which was partially offset by a $510,000, or 0%, decrease in average marketable securities and a $4.9 million, or 8%, decrease in average other earning assets. The decrease in average other earning assets reflects deployment of cash into loans. The year-over-year growth from 2013Q4 included a $250.9 million, or 19%, increase in average loans (including loans held for sale), driven by organic growth and the acquisition of Provident Community Bancshares, Inc., a $131.2 million, or 37%, increase in average marketable securities, also driven by the acquisition, and a $2.4 million, or 4%, increase in average other earning assets.

Net interest margin was 3.87% in 2014Q4, representing an 11 basis point decrease from 3.98% in 2014Q3 and a 21 basis point decrease from 4.08% in 2013Q4. The reduction in net interest margin in 2014Q4 from 2014Q3 resulted primarily from a 13 basis point decrease in yield on interest earning assets, which more than offset a 2 basis point decrease in the cost of interest-bearing liabilities. The reduction in net interest margin in 2014Q4 from 2013Q4 resulted primarily from a 30 basis point decrease in the yield on interest-earning assets, which was partially offset by a 12 basis point decrease in cost of average interest-bearing liabilities.

Adjusted net interest margin, which excludes accelerated accretion from net acquisition accounting fair market value adjustments ($134,000 in 2014Q4, $173,000 in 2014Q3 and $365,000 in 2013Q4), was 3.85% in 2014Q4, representing a 10 basis point decrease from 3.95% in 2014Q3 and a 14 basis point decrease from 3.99% in 2013Q4. The reduction in adjusted net interest margin in 2014Q4 from both 2014Q3 and 2013Q4 resulted primarily from the decrease in yields on interest-earning assets as discussed above.

The company reported a $420,000 net release in provision for loan losses in 2014Q4 compared to a $484,000 net release in 2014Q3 and provision expense of $780,000 in 2013Q4. Provision expense in 2013Q4 was driven, in part, by $982,000 in combined reserves and charge-offs related to a single troubled debt restructuring. The net release in 2014Q4 was driven by continued improvement in loan credit quality and a $674,000 decrease in specific reserves.

Noninterest income increased $213,000, or 7%, to $3.4 million in 2014Q4, compared to $3.1 million in 2014Q3 and decreased $1.1 million, or 24%, compared to $4.4 million in 2013Q4. The linked-quarter growth from 2014Q3 was driven by strong results in several areas, including a $100,000, or 12%, increase in mortgage banking income, reflecting record mortgage origination activity, a $96,000, or 15%, increase in ATM and card income and an $86,000, or 11%, increase in income from wealth management activities. The period also benefitted from a $121,000 decrease in FDIC loss-share related expenses (amortization of the indemnification asset and true-up liability expense) and the absence of a $63,000 loss on sale of securities in 2014Q3. The year-over-year decrease from 2013Q4 resulted primarily from a $1.0 million increase in FDIC loss share related expenses as well as the absence of the previously mentioned 2013Q4 nontaxable $1.1 million gain generated from settling the contingent underwriting fee liability.

Adjusted noninterest income, which excludes gain or loss on sale of securities, increased $150,000, or 5%, to $3.4 million in 2014Q4 compared to $3.2 million in 2014Q3 and decreased $1.1 million, or 24%, from $4.4 million in 2013Q4. The linked-quarter growth from 2014Q3 reflects the changes in noninterest income noted above. The year-over-year decrease from 2013Q4 reflects the absence of the nontaxable gain noted above.

As discussed in the prior quarter, FDIC loss-share related expenses reflect reductions in the company’s loss share reimbursement expectations given better than originally forecast performance of the underlying covered loans. The commercial components of the Bank of Hiawassee (BOH) and New Horizons Bank (NHB) loss share agreements, which account for approximately 63% of covered loans, expire in March 2015 and April 2016, respectively. The company expects expenses related to loss share agreements to taper as expiration of the BOH commercial agreement approaches in the first quarter of 2015.

Noninterest expenses decreased $1.3 million, or 6%, to $19.3 million in 2014Q4, compared to $20.6 million in 2014Q3 and increased $3.6 million, or 23%, compared to $15.7 million in 2013Q4. Adjusted noninterest expenses, which exclude merger-related expenses ($712,000 in 2014Q4, $2.2 million in 2014Q3 and $386,000 in 2013Q4), increased $176,000, or 1%, in 2014Q4 to $18.6 million, compared to $18.4 million in 2014Q3 and increased $3.3 million, or 21%, compared to $15.3 million in 2013Q4. The linked-quarter increase in adjusted noninterest expenses from 2014Q3 included a $163,000, or 55%, increase in loan and collection expenses, reflecting higher seasonal activity (including payment of pre-foreclosure property taxes), a $100,000, or 18%, increase in legal and professional fees, in part reflecting investments in enhanced products and services, and a $78,000, or 3%, increase in occupancy and equipment expense, reflecting higher maintenance and repair costs. Offsetting these increases were a $210,000, or 2%, decrease in personnel expenses and a $123,000, or 36%, decrease in net cost of operation of other real estate owned. The year-over-year increase in adjusted noninterest expenses from 2013Q4 reflects the company’s hiring initiatives and acquisition of Provident Community.

The company’s effective tax rate was 31.2% in 2014Q4, compared to 33.84% in 2014Q3 and 27.88% in 2013Q4.

Income Statement – Twelve Months Ended December 31, 2014

Park Sterling reported a $2.1 million, or 14%, decrease in net income available to common shareholders to $12.9 million, or $0.29 per share, for the twelve months ended December 31, 2014 (“FY2014”), compared to net income available to common shareholders of $15.0 million, or $0.34 per share, for the twelve months ended December 31, 2013 (“FY2013”). Net interest income increased $5.2 million, or 7%, in FY2014 to $77.6 million, compared to $72.4 million in FY2013, primarily reflecting higher average earning assets from organic growth and the Provident Community acquisition. Provision expense decreased $2.0 million, or 272%, in FY2014 to a net reversal of $1.3 million, as compared to $746,000 in provision expense in FY2013, reflecting improved asset quality. Noninterest income decreased $1.1 million, or 8%, to $14.0 million, compared to $15.1 million in FY2013, due to a $4.0 million increase in FDIC loss-share related expenses, which was partially offset by an increase in customer-related income, including service charges on deposits, ATM and card income, income from wealth management and income from new capital markets activities. Noninterest expenses increased $9.8 million, or 15%, in FY2014 to $73.9 million, compared to $64.1 million in FY2013 which was primarily the result of having eight months of expenses for Provident Community, as well as an increase in personnel expenses due to hiring initiatives during the year. Finally, FY2014 benefitted from the absence of $353,000 in preferred stock dividends in FY2013 associated with the Small Business Lending Fund program, which the company exited in September 2013.

Park Sterling reported a $1.1 million, or 7%, decrease in adjusted net income available to common shareholders, which excludes merger-related expenses and gain or loss on sale of securities, to $15.2 million, or $0.34 per share, in FY2014, compared to adjusted net income available to common shareholders of $16.3 million, or $0.37 per share, in FY2013.

Balance Sheet

Total assets increased $32.9 million, or 1%, to $2.4 billion at 2014Q4, compared to total assets of $2.3 billion at 2014Q3. Cash and equivalents decreased $7.5 million, or 13%, to $51.4 million at 2014Q4 compared to $58.9 million at 2014Q3, due to deployment into loans. Total securities, including non-marketable securities, increased $8.5 million, or 2%, to $503.0 million at 2014Q4, compared to $494.5 million at 2014Q3. Total securities include two investments in senior tranches of collateralized loan obligations (“CLOs”) totaling $14.8 million, with respect to which the collateral eligibility provisions have not yet been amended to comply with the new bank investment criteria under the Volcker Rule. The two securities had a net unrealized loss of $232,000 at 2014Q4 that could result in the company recognizing other than temporary impairment should they ultimately be determined not to comply with the Volcker Rule.

Total loans, excluding loans held for sale, increased $27.3 million, or 2% (7% annualized growth rate), to $1.58 billion at 2014Q4, compared to $1.55 billion in 2014Q3. The company’s metropolitan markets, which include Charlotte, Raleigh and Wilmington, North Carolina, Greenville and Charleston, South Carolina and Richmond, Virginia, reported organic growth of $38.7 million, or 20% annualized, to $822.8 million, due to continued success in origination efforts. The community markets reported a $5.9 million, or 6% annualized, decrease in loans to $406.0 million, due primarily to runoff in acquired loans. The company’s central business units, which primarily include mortgage, wealth management, builder finance and special assets, reported a $5.5 million, or 6% annualized, decrease to $351.9 million, as increases in origination activities were more than offset by reductions in special asset loans.

In terms of accounting designations, compared to 2014Q3, (i) noncovered PCI loans decreased $7.0 million, or 8%, net of fair market value acquisition-related adjustments, to $93.4 million in 2014Q4; (ii) noncovered acquired performing loans decreased $25.5 million, or 7%, net of fair market value acquisition-related adjustments, to $363.0 million; (iii) covered PCI and acquired performing loans decreased $7.4 million, or 15%, net of fair market value acquisition-related adjustments, to $41.7 million; and (iv) non-acquired loans increased $67.2 million, or 7%, to $1.1 billion. Non-acquired loans include certain renewed and/or restructured acquired performing loans that are redesignated as non-acquired. Noncovered acquired performing loans include a remaining $2.9 million net acquisition accounting fair market value adjustment, representing a 0.79% “mark,” noncovered PCI loans include a remaining $22.8 million net acquisition accounting fair market value adjustment, representing a 19.63% “mark,” and covered PCI and acquired performing loans include a remaining $9.7 million net acquisition accounting fair market value adjustment, representing a 18.92% “mark.”

Total deposits decreased $13.3 million, or 1%, to $1.85 billion at 2014Q4, compared to $1.86 billion at 2014Q3. Noninterest bearing demand deposits decreased $1.1 million, or 0%, to $321.0 million (17% of total deposits). Non-brokered money market, NOW and savings deposits increased $4.4 million, or 0%, to $924.8 million (50% of total deposits). Non-brokered time deposits decreased $18.8 million, or 4%, to $463.8 million (25% of total deposits). Finally, brokered deposits increased $2.2 million, or 2%, to $141.8 million (7.7% of total deposits). Core deposits, which exclude time deposits greater than $250,000 and brokered deposits, represented 89.6% of total deposits at 2014Q4 compared to 89.7% at 2014Q3.

Total borrowings increased $40.2 million, or 25%, to $203.6 million at 2014Q4 compared to $163.4 million at 2014Q3, as the company increased FHLB borrowings to fund organic loan growth. Borrowings at 2014Q4 included $180.0 million in FHLB borrowings, and $23.6 million of acquired trust preferred securities, net of acquisition accounting fair market value adjustments.

Total shareholders’ equity increased $3.9 million, or 1%, to $275.1 million at 2014Q4 compared to $271.1 million at 2014Q3, driven by retained earnings. The company did not repurchase any shares in 2014Q4 under its previously announced 2.2 million share repurchase authorization. The company’s ratio of tangible common equity to tangible assets increased to 10.13% at 2014Q4 from 10.09% at 2014Q3. The company’s Tier 1 leverage ratio increased to 10.17% at 2014Q4 from 10.09% at 2014Q3. The company’s tangible book value per share increased $0.10 to $5.35 per share at 2014Q4, compared to $5.25 per share at 2014Q3. These capitalization and tangible book value ratios reflect a $752,000 reduction in goodwill resulting from Day 1 fair market value acquisition accounting-related adjustments identified in 2014Q4, which included a $1.2 million refinement of the loan marks associated with the Provident Community acquisition.

Asset Quality

Asset quality remains an area of strength for the company. Nonperforming loans decreased $3.8 million, or 30%, to $8.9 million at 2014Q4, or 0.56% of total loans, compared to $12.7 million at 2014Q3, or 0.82% of total loans. Nonperforming assets decreased $5.1 million, or 20%, to $20.9 million at 2014Q4, or 0.89% of total assets, compared to $26.0 million at 2014Q3, or 1.12% of total assets. Nonperforming assets include $3.0 million of covered OREO for which the company expects 80% of losses and associated expenses to be reimbursed under its FDIC loss-share agreements.

The company reported net charge-offs of $776,000, or 0.20% of average loans (annualized), in 2014Q4, compared to a net recovery of $764,000, or 0.20% of average loans (annualized), in 2014Q3 and net charge-offs of $805,000, or 0.24% of average loans (annualized), in 2013Q4. The 2014Q4 charge-offs related, in part, to previously established specific reserves on impaired loans for which some future recoveries are expected.

The allowance for loan losses was $8.3 million, or 0.52% of total loans, at 2014Q4, compared to $9.5 million, or 0.61% of total loans, at 2014Q3. The decrease in allowance included (i) a $1.5 million, or 34%, decrease to $3.0 million in the quantitative component, reflecting significantly improved portfolio performance in recent quarters; (ii) a $1.0 million, or 28%, increase to $4.6 million in the qualitative component, reflecting management’s judgment regarding inherent loss in the portfolio not captured by historical losses; and (iii) a $652,000, or 49%, decrease to $685,000 in the specific component.

During the first quarter of 2011, and as contemplated in Park Sterling Bank’s 2010 public offering, 568,260 shares of restricted stock were issued but will not vest until the company’s share price achieves certain performance thresholds above the equity offering price (these restricted stock awards, of which 554,400 remained outstanding at 2014Q4, vest one-third each when the share price reaches, for 30 consecutive days, $8.125, $9.10 and $10.40 per share, respectively). These performance thresholds have not yet been achieved. Accordingly, these additional shares have been excluded from earnings and tangible book value per share calculations. As of December 31, 2014, 13,860 of these restricted shares had been forfeited.

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Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (January 30, 2015). The conference call can be accessed by dialing (888) 317-6016 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately one hour after the call by dialing (877) 344-7529 and requesting conference number 10056778.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with approximately $2.4 billion in assets, is the largest community bank headquartered in the Charlotte area and has 53 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted noninterest income, adjusted noninterest expenses, adjusted allowance for loan losses, adjusted net charge-offs/ recoveries, and related ratios and per share measures, including adjusted return on average assets, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: failure to realize synergies and other financial benefits from the merger with Provident Community within the expected time frames; increases in expected costs or decreases in expected savings or difficulties related to merger integration matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Park Sterling, including the company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, opening of de novo branches or otherwise; variability in the performance of covered loans and associated loss-share related expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying noninterest expense levels; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts on Park Sterling of a potential increasing rate environment; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements of Park Sterling, other uses of capital, the company’s financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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For additional information contact:

David Gaines

Chief Financial Officer

(704) 716-2134

david.gaines@parksterlingbank.com

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

THREE MONTH RESULTS

($ in thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$19,482	$19,725	$18,734	$16,926	$17,753
Taxable investment securities	2,598	2,597	2,152	1,971	1,599
Tax-exempt investment securities	138	138	133	222	185
Nonmarketable equity securities	108	103	85	66	41
Interest on deposits at banks	22	22	53	21	24
Federal funds sold	-	1	-	-	-
Total interest income	22,348	22,586	21,157	19,206	19,602
Interest expense
Money market, NOW and savings deposits	538	570	615	547	384
Time deposits	725	771	828	831	948
Short-term borrowings	-	1	1	-	-
FHLB advances	179	162	128	127	139
Subordinated debt	350	350	506	426	429
Total interest expense	1,792	1,854	2,078	1,931	1,900
Net interest income	20,556	20,732	19,079	17,275	17,702
Provision for loan losses	(420)	(484)	(365)	(17)	780
Net interest income after provision	20,976	21,216	19,444	17,292	16,922
Noninterest income
Service charges on deposit accounts	1,109	1,137	1,001	633	629
Mortgage banking income	922	822	653	244	777
Income from wealth management activities	869	783	773	775	848
Income from capital market activities	149	364	35	97	-
ATM and card income	727	631	726	548	555
Income from bank-owned life insurance	491	552	525	1,120	417
Gain (loss) on sale of securities available for sale	-	(63)	(33)	276	(6)
Amortization of indemnification asset and true-up liability expense	(1,224)	(1,345)	(738)	(482)	(218)
Other noninterest income	308	257	1,036	275	1,402
Total noninterest income	3,351	3,138	3,978	3,486	4,404
Noninterest expenses
Salaries and employee benefits	10,386	10,240	9,684	9,228	8,386
Occupancy and equipment	2,627	3,527	2,249	2,005	1,941
Data processing and outside service fees	1,652	1,907	1,544	1,346	1,389
Legal and professional fees	816	887	1,122	661	655
Deposit charges and FDIC insurance	442	441	368	240	379
Loss on disposal of fixed assets	2	317	80	1	430
Communication fees	519	480	538	436	425
Postage and supplies	146	176	170	175	194
Loan and collection expense	461	298	304	288	411
Core deposit intangible amortization	348	347	317	257	257
Advertising and promotion	474	564	223	233	282
Net cost of operation of other real estate owned	215	343	206	53	(48)
Other noninterest expense	1,219	1,121	1,431	820	1,025
Total noninterest expenses	19,307	20,648	18,236	15,743	15,726
Income before income taxes	5,020	3,706	5,186	5,035	5,600
Income tax expense	1,564	1,254	1,760	1,480	1,561
Net income	$3,456	$2,452	$3,426	$3,555	$4,039

Earnings per common share, fully diluted	$0.08	$0.06	$0.08	$0.08	$0.09
Weighted average diluted common shares	44,323,628	44,233,532	44,213,802	44,264,178	44,288,998

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

TWELVE MONTH RESULTS

($ in thousands, except per share amounts)	December 31,	December 31,
	2014	2013*
	(Unaudited)
Interest income
Loans, including fees	$74,867	$72,669
Taxable investment securities	9,318	5,029
Tax-exempt investment securities	631	756
Nonmarketable equity securities	362	150
Interest on deposits at banks	118	177
Federal funds sold	1	24
Total interest income	85,297	78,805
Interest expense
Money market, NOW and savings deposits	2,270	1,570
Time deposits	3,155	2,538
Short-term borrowings	3	7
FHLB advances	596	550
Subordinated debt	1,631	1,717
Total interest expense	7,655	6,382
Net interest income	77,642	72,423
Provision for loan losses	(1,286)	746
Net interest income after provision	78,928	71,677
Noninterest income
Service charges on deposit accounts	3,881	2,646
Mortgage banking income	2,641	3,123
Income from wealth management activities	3,200	3,198
Income from capital market activities	646	-
ATM and card income	2,632	2,373
Income from bank-owned life insurance	2,688	1,863
Gain (loss) on sale of securities available for sale	180	98
Amortization of indemnification asset and true-up liability expense	(3,790)	248
Other noninterest income	1,875	1,537
Total noninterest income	13,953	15,086
Noninterest expenses
Salaries and employee benefits	39,538	34,570
Occupancy and equipment	10,409	7,691
Data processing and outside service fees	6,449	5,950
Legal and professional fees	3,486	3,142
Deposit charges and FDIC insurance	1,491	1,647
(Gain) loss on disposal of fixed assets	400	412
Communication fees	1,974	1,737
Postage and supplies	667	1,009
Loan and collection expense	1,350	1,972
Core deposit intangible amortization	1,269	1,029
Advertising and promotion	1,494	839
Net cost of operation of other real estate owned	817	(371)
Other noninterest expense	4,590	4,472
Total noninterest expenses	73,934	64,099
Income before income taxes	18,947	22,664
Income tax expense	6,058	7,359
Net income	12,889	15,305
Preferred dividends	-	353
Net income available to common shares	$12,889	$14,952

Earnings per common share, fully diluted	$0.29	$0.34
Weighted average diluted common shares	44,247,000	44,053,253

* Derived from audited financial statements.

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014**	2014**	2014	2013*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$16,549	$16,505	$21,117	$14,226	$13,087
Interest-earning balances at banks	34,356	41,883	47,623	90,620	41,680
Investment securities available for sale	375,683	367,262	349,532	340,215	349,491
Investment securities held to maturity	115,741	117,463	119,302	51,303	51,972
Nonmarketable equity securities	11,532	9,731	5,906	5,242	5,905
Federal funds sold	485	465	280	-	300
Loans held for sale	11,602	4,763	6,388	2,063	2,430
Loans - Non-covered	1,538,354	1,503,558	1,419,366	1,237,653	1,224,674
Loans - Covered	42,339	49,834	55,532	65,173	71,134
Allowance for loan losses	(8,262)	(9,458)	(9,178)	(9,076)	(8,831)
Net loans	1,572,431	1,543,934	1,465,720	1,293,750	1,286,977

Premises and equipment, net	59,247	59,334	59,362	55,893	55,923
FDIC receivable for loss share agreements	3,964	5,078	6,993	9,209	10,025
Other real estate owned - non-covered	8,979	8,570	10,774	8,874	9,404
Other real estate owned - covered	3,011	4,703	5,234	6,652	5,088
Bank-owned life insurance	57,712	57,293	56,831	47,840	47,832
Deferred tax asset	35,623	37,487	37,575	34,183	36,318
Goodwill	29,240	29,240	29,240	26,420	26,420
Core deposit intangible	10,960	11,307	11,654	8,372	8,629
Other assets	12,115	11,279	12,023	10,382	9,309

Total assets	$2,359,230	$2,326,297	$2,245,554	$2,005,244	$1,960,790

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$321,019	$322,097	$331,866	$265,929	$255,861
Money market, NOW and savings	988,954	984,448	942,070	835,169	799,596
Time deposits	541,381	558,063	588,771	536,363	544,428
Total deposits	1,851,354	1,864,608	1,862,707	1,637,461	1,599,885

Short-term borrowings	-	-	8,575	2,287	996
FHLB advances	180,000	140,000	55,000	55,000	55,000
Subordinated debt	23,583	23,413	23,244	22,171	22,052
Accrued expenses and other liabilities	29,188	27,105	26,481	22,359	20,774
Total liabilities	2,084,125	2,055,126	1,976,007	1,739,278	1,698,707

Shareholders' equity:
Common stock	44,860	44,851	44,833	44,726	44,731
Additional paid-in capital	222,819	222,507	222,195	222,412	222,559
Retained earnings (accumulated deficit)	8,901	6,341	4,787	2,254	(405)
Accumulated other comprehensive loss	(1,475)	(2,528)	(2,268)	(3,426)	(4,802)
Total shareholders' equity	275,105	271,171	269,547	265,966	262,083

Total liabilities and shareholders' equity	$2,359,230	$2,326,297	$2,245,554	$2,005,244	$1,960,790

Common shares issued and outstanding	44,859,798	44,850,813	44,833,516	44,726,416	44,730,669

  * Derived from audited financial statements.

** Revised to reflect measurement period adjustments to goodwill.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013*
BY LOAN TYPE	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$173,786	$173,309	$142,973	$125,018	$122,400
Commercial real estate (CRE) - owner-occupied	333,782	330,303	306,514	265,128	267,581
CRE - investor income producing	470,647	464,390	459,467	409,898	382,187
Acquisition, construction and development (AC&D) - 1-4 Family Construction	29,401	32,932	28,549	19,268	19,959
AC&D - Lots and land	55,443	55,360	43,861	42,459	56,759
AC&D - CRE construction	71,590	53,459	62,688	60,477	65,589
Other commercial	5,045	5,281	6,580	4,573	3,849
Total commercial loans	1,139,694	1,115,034	1,050,632	926,821	918,324

Consumer:
Residential mortgage	205,150	198,968	194,847	172,378	173,376
Home equity lines of credit	155,297	154,792	153,944	143,123	143,754
Residential construction	55,882	56,482	48,903	39,798	40,821
Other loans to individuals	22,586	26,444	25,066	19,665	18,795
Total consumer loans	438,915	436,686	422,760	374,964	376,746
Total loans	1,578,609	1,551,720	1,473,392	1,301,785	1,295,070
Deferred costs (fees)	2,084	1,672	1,506	1,041	738
Total loans, net of deferred costs (fees)	$1,580,693	$1,553,392	$1,474,898	$1,302,826	$1,295,808

* Derived from audited financial statements.

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013*
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Acquired loans - performing	$364,789	$388,243	$409,812	$375,675	$404,440
Acquired loans - purchase credit impaired	133,241	149,652	164,196	149,502	163,787
Total acquired loans	498,030	537,895	574,008	525,177	568,227
Non-acquired loans, net of deferred costs (fees)**	1,082,663	1,015,497	900,890	777,649	727,581
Total loans	$1,580,693	$1,553,392	$1,474,898	$1,302,826	$1,295,808

* Derived from audited financial statements.

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$9,458	$9,178	$9,076	$8,831	$8,652
Loans charged-off	(984)	(175)	(411)	(520)	(1,471)
Recoveries of loans charged-off	208	939	871	1,069	666
Net charge-offs	(776)	764	460	549	(805)

Provision expense (release)	(420)	(484)	(356)	(304)	984
Benefit attributable to FDIC loss share agreements	-	-	(9)	287	(204)
Total provision expense charged to operations	(420)	(484)	(365)	(17)	780
Provision expense recorded through FDIC loss share receivable	-	-	7	(287)	204
End of period allowance	$8,262	$9,458	$9,178	$9,076	$8,831

Net charge-offs (recoveries)	$776	$(764)	$(460)	$(549)	$805
Net charge-offs (recoveries) to average loans (annualized)	0.20%	-0.20%	-0.13%	-0.17%	0.24%

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)	December 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$1,561,246	$19,482	4.95%	$1,310,381	$17,753	5.38%
Fed funds sold	600	-	0.00%	658	-	0.00%
Taxable investment securities	475,241	2,598	2.19%	340,316	1,599	1.88%
Tax-exempt investment securities	12,845	138	4.30%	16,614	185	4.45%
Other interest-earning assets	57,141	130	0.90%	54,719	65	0.47%

Total interest-earning assets	2,107,073	22,348	4.21%	1,722,688	19,602	4.51%

Allowance for loan losses	(9,440)			(9,458)
Cash and due from banks	21,788			12,650
Premises and equipment	59,342			56,551
Goodwill	29,752			26,587
Intangible assets	11,156			8,715
Other assets	122,986			119,026

Total assets	$2,342,657			$1,936,759

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$393,497	$63	0.06%	$294,056	$61	0.08%
Savings and money market	533,748	418	0.31%	451,395	323	0.28%
Time deposits - core	471,757	607	0.51%	455,284	763	0.66%
Brokered deposits	139,942	175	0.50%	101,046	185	0.73%
Total interest-bearing deposits	1,538,944	1,263	0.33%	1,301,781	1,332	0.41%
Federal Home Loan Bank advances	149,457	179	0.48%	61,304	139	0.90%
Subordinated debt	23,494	350	5.91%	21,994	429	7.74%
Other borrowings	2	-	0.00%	2,313	-	0.00%
Total borrowed funds	172,953	529	1.21%	85,611	568	2.63%

Total interest-bearing liabilities	1,711,897	1,792	0.42%	1,387,392	1,900	0.54%

Net interest rate spread		20,556	3.79%		17,702	3.97%

Noninterest-bearing demand deposits	328,534			262,142
Other liabilities	28,557			24,008
Shareholders' equity	273,669			263,217

Total liabilities and shareholders' equity	$2,342,657			$1,936,759

Net interest margin			3.87%			4.08%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the three months ended December 31, 2014 and 2013 include accretion from acquisition accounting adjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$5,585	$5,894	$5,205	$5,092	$8,428
Troubled debt restructuring	3,289	4,315	3,550	3,562	3,854
Past due 90 days plus (and still accruing)	30	2,485	775	493	17
Nonperforming loans	8,904	12,694	9,530	9,147	12,299
OREO	11,990	13,273	16,008	15,526	14,492
Nonperforming assets	20,894	25,967	25,538	24,673	26,791
Past due 30-59 days (and still accruing)	619	1,973	2,028	160	1,437
Past due 60-89 days (and still accruing)	289	1,788	3,299	646	255

Nonperforming loans to total loans	0.56%	0.82%	0.65%	0.70%	0.95%
Nonperforming assets to total assets	0.89%	1.12%	1.14%	1.23%	1.37%
Allowance to total loans	0.52%	0.61%	0.62%	0.70%	0.68%
Allowance to nonperforming loans	92.79%	74.51%	96.31%	99.22%	71.80%
Allowance to nonperforming assets	39.54%	36.42%	35.94%	36.79%	32.96%
Past due 30-89 days (accruing) to total loans	0.06%	0.24%	0.36%	0.06%	0.13%
Net charge-offs (recoveries) to average loans (annualized)	0.20%	-0.20%	-0.13%	-0.17%	0.24%

CAPITAL
Book value per common share	$6.21	$6.13	$6.10	$6.01	$5.92
Tangible book value per common share**	$5.35	$5.25	$5.21	$5.26	$5.16
Common shares outstanding	44,859,798	44,850,813	44,833,516	44,726,416	44,730,669
Average dilutive common shares outstanding	44,323,628	44,233,532	44,213,802	44,264,178	44,288,998

Tier 1 capital	$231,088	$225,456	$222,489	$225,702	$218,552
Tier 2 capital	8,469	9,660	9,429	16,223	15,725
Total risk based capital	239,557	235,116	231,918	241,925	234,277
Risk weighted assets	1,717,003	1,693,196	1,620,786	1,417,813	1,424,112
Average assets for leverage ratio	2,273,275	2,235,267	2,099,906	1,923,622	1,879,283

Tier 1 ratio	13.46%	13.32%	13.73%	15.92%	15.35%
Total risk based capital ratio	13.95%	13.89%	14.31%	17.06%	16.45%
Tier 1 leverage ratio	10.17%	10.09%	10.60%	11.73%	11.63%
Tangible common equity to tangible assets**	10.13%	10.09%	10.37%	11.73%	11.79%

LIQUIDITY
Net loans to total deposits	84.93%	82.80%	78.69%	79.01%	80.44%
Reliance on wholesale funding	16.81%	14.94%	11.80%	14.13%	14.56%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.59%	0.42%	0.63%	0.73%	0.83%
Return on Average Common Equity	5.01%	3.58%	5.16%	5.43%	6.09%
Net interest margin (non-tax equivalent)	3.87%	3.98%	3.90%	3.97%	4.08%

INCOME STATEMENT (ANNUAL RESULTS)
Return on Average Assets	0.59%	n/a	n/a	n/a	0.76%
Return on Average Equity	4.78%	n/a	n/a	n/a	5.42%
Net interest margin (non-tax equivalent)	3.94%	n/a	n/a	n/a	4.17%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted noninterest income, adjusted noninterest expenses, adjusted allowance for loan losses, adjusted net charge-offs (recoveries) to average loans (annualized), and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans); (iii) adjusted net charge-offs/ recoveries (which exclude the impact of acquisition accounting related to PCI loans) to evaluate both its asset quality and asset quality trends, and to facilitate comparisons with peers; and (iv) adjusted net income, adjusted noninterest income and adjusted noninterest expenses(which exclude merger-related expenses and gain on or loss sale of securities, as applicable), adjusted net interest margin (which excludes accelerated accretion of net acquisition accounting fair market value adjustments), and adjusted return on average assets and adjusted return on average equity (which exclude merger-related expenses and gain or loss on sale of securities) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income (three months)
Pretax income (as reported)	$5,020	$3,706	$5,186	$5,035	$5,600
Plus: merger-related expenses	712	2,229	594	81	386
(gain) loss on sale of securities	-	63	33	(276)	6
Adjusted pretax income	5,732	5,998	5,813	4,840	5,992
Tax expense	1,786	2,030	1,972	1,414	1,697
Adjusted net income available to common shareholders	$3,946	$3,968	$3,841	$3,426	$4,295

Divided by: weighted average diluted shares	44,323,628	44,233,532	44,213,802	44,264,178	44,288,998
Adjusted net income available to common shareholders per share	$0.09	$0.09	$0.09	$0.08	$0.10
Estimated tax rate	31.15%	33.85%	33.93%	29.21%	28.32%

Adjusted net income (twelve months)
Pretax income (as reported)	$18,947				$22,664
Plus: merger-related expenses	3,616				2,211
(gain) loss on sale of securities	(180)				(98)
Adjusted pretax income	22,383				24,777
Tax expense	7,156				8,089
Adjusted net income	$15,227				$16,688
Preferred dividends	-				353
Adjusted net income available to common shareholders	$15,227				$16,335

Divided by: weighted average diluted shares	44,247,000				44,053,253
Adjusted net income available to common shareholders per share	0.34				$0.37
Estimated tax rate	31.97%				32.65%

Adjusted net interest margin
Net interest income (as reported)	$20,556	$20,732	$19,079	$17,275	$17,702
Less: accelerated mark accretion	(134)	(173)	(86)	(18)	(365)
Adjusted net interest income	20,422	20,559	18,993	17,257	17,337
Divided by: average earning assets	2,107,073	2,066,906	1,938,459	1,764,187	1,722,688
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted net interest margin	3.85%	3.95%	3.93%	3.97%	3.99%
Net interest margin	3.87%	3.98%	3.95%	3.97%	4.08%

Adjusted noninterest income
Noninterest income (as reported)	$3,351	$3,138	$3,978	$3,486	$4,404
Less: (gain) loss on sale of securities	-	63	33	(276)	6
Adjusted noninterest income	$3,351	$3,201	$4,011	$3,210	$4,410

Adjusted noninterest expense
Noninterest expense (as reported)	$19,307	$20,648	$18,236	$15,743	$15,726
Less: merger-related expenses	(712)	(2,229)	(594)	(81)	(386)
Adjusted noninterest expense	18,595	18,419	17,642	15,662	15,340

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted return on average assets
Adjusted net income available to common shareholders	$3,946	$3,968	$3,841	$3,426	$4,295
Divided by: average assets	2,342,657	2,304,501	2,168,914	1,976,654	1,936,759
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted return on average assets	0.67%	0.68%	0.71%	0.70%	0.88%
Return on average assets	0.59%	0.42%	0.63%	0.73%	0.83%

Adjusted return on average equity
Adjusted net income available to common shareholders	$3,946	$3,968	$3,841	$3,426	$4,295
Divided by: average common equity	273,669	271,853	266,304	265,544	263,217
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted return on average equity	5.72%	5.79%	5.78%	5.23%	6.47%
Return on average equity	5.01%	3.58%	5.16%	5.43%	6.09%

Tangible common equity to tangible assets
Total assets	$2,359,230	$2,326,297	$2,245,554	$2,005,244	$1,960,790
Less: intangible assets	(40,200)	(40,547)	(40,894)	(34,792)	(35,049)
Tangible assets	$2,319,030	$2,285,750	$2,204,660	$1,970,452	$1,925,741

Total common equity	$275,105	$271,171	$269,547	$265,966	$262,083
Less: intangible assets	(40,200)	(40,547)	(40,894)	(34,792)	(35,049)
Tangible common equity	$234,905	$230,624	$228,653	$231,174	$227,034

Tangible common equity	$234,905	$230,624	$228,653	$231,174	$227,034
Divided by: tangible assets	$2,319,030	$2,285,750	$2,204,660	$1,970,452	$1,925,741
Tangible common equity to tangible assets	10.13%	10.09%	10.37%	11.73%	11.79%
Common equity to assets	11.66%	11.66%	12.00%	13.26%	13.37%

Tangible book value per share
Issued and outstanding shares	44,859,798	44,850,813	44,833,516	44,726,416	44,730,669
Less: nondilutive restricted stock awards	(921,097)	(931,465)	(919,216)	(796,399)	(770,399)
Period end dilutive shares	43,938,701	43,919,348	43,914,300	43,930,017	43,960,270

Tangible common equity	$234,905	$230,624	$228,653	$231,174	$227,034
Divided by: period end dilutive shares	43,938,701	43,919,348	43,914,300	43,930,017	43,960,270
Tangible common book value per share	$5.35	$5.25	$5.21	$5.26	$5.16
Common book value per share	$6.26	$6.17	$6.14	$6.05	$5.96

Adjusted allowance for loan losses
Allowance for loan losses	$8,262	$9,458	$9,178	$9,076	$8,831
Plus: acquisition accounting FMV adjustments to acquired loans	35,419	38,982	40,987	34,663	37,783
Adjusted allowance for loan losses	$43,681	$48,440	$50,165	$43,739	$46,614
Divided by: total loans (excluding LHFS)	$1,580,693	$1,553,392	$1,474,898	$1,302,826	$1,295,808
Adjusted allowance for loan losses to total loans	2.76%	3.12%	3.40%	3.36%	3.60%
Allowance for loan losses to total loans	0.52%	0.61%	0.62%	0.70%	0.68%

Adjusted net charge-offs (recoveries) (annualized)
Net charge-offs (recoveries)	$776	$(764)	$(460)	$(549)	$805
Less: net charge-offs (recoveries) of PCI loans (ASC 310-30)	-	-	-	(149)	-
Adjusted net charge-offs (recoveries)	$776	$(764)	$(460)	$(698)	$805
Divided by: average loans	$1,561,246	$1,515,671	$1,397,158	$1,305,157	$1,310,381
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted net charge-offs (recoveries) (annualized) to average loans	0.20%	-0.20%	-0.13%	-0.22%	0.24%
Net charge-offs (recoveries) (annualized) to average loans	0.20%	-0.20%	-0.13%	-0.17%	0.24%